UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): June 25, 2014

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 25, 2014, the Board of Directors (the “Board”) of China Shengda Packaging Group Inc. (the “Company”) adopted Amended and Restated Bylaws (“Amended Bylaws”) which became effective immediately. The Amended Bylaws affected certain changes to among other things, bring the Company’s organizational documents in line with Nevada law, to clarify and expand certain provisions thereof, to require advance notice of shareholder proposals and nominations to the Board at any annual meeting or special meeting, to clarify director nominating procedures at any annual meeting or special meeting, and to adopt the standard that directors are elected by a majority of the votes cast except for a contested election in which case they are elected by a plurality of the votes cast.

     The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws attached to this Current Report as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of China Shengda Packaging Group Inc. (June 25, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shengda Packaging Group Inc.

Date: June 25, 2014

/s/ Daliang Teng
Name: Daliang Teng
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
No.

3.1	Amended and Restated Bylaws of China Shengda Packaging Group Inc. (June 25, 2014)